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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements listed below of Indus International, Inc. of our report dated May 13, 2003, with respect to the consolidated financial statements of Indus International, Inc. included in this Transition Report (Form 10-K) for the three-month period ended March 31, 2003:

1.       Registration Statement Number 333-36995 on Form S-8
2.       Registration Statement Number 333-44438 on Form S-8
3.       Registration Statement Number 333-64632 on Form S-8
4.       Registration Statement Number 333-70475 on Form S-8
5.       Registration Statement Number 333-104028 on Form S-3


                                           /s/ Ernst & Young LLP

Atlanta, Georgia
June 24, 2003


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